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                              SECOND AMENDMENT TO LEASE

I.   PARTIES AND DATE

     This Second Amendment to Lease (the "Second Amendment") dated February 12, 1998, is by and between THE IRVINE COMPANY, as successor-in-interest to Carroll Ridge Park, a California general partnership ("Lessor"), and ELGAR ELECTRONICS CORPORATION, a California Corporation ("Lessee").

II.  RECITALS

     On February 1, 1984, Lessor and Lessee entered into a lease for space in a building located at 9250 Brown Deer Road, San Diego, California ("Premises"), which lease was subsequently amended by a First Amendment to Lease dated November 5, 1992 (as amended, the "Lease").

     Lessor and Lessee each desire to modify the Lease as set forth in "III. MODIFICATIONS" next below.

III.      MODIFICATIONS

     PAYMENT OF REAL PROPERTY TAXES. Effective as of January 1, 1998, Section
15.1 of the Lease entitled "Payment of Property Taxes" shall be deleted in its entirety and the following shall be substituted in lieu thereof.

     "15. 1. PAYMENT OF TAXES

             (a) Lessee shall reimburse to Lessor, as additional rent, all "Real Property Taxes" (as defined in Section 5.2 below) applicable to the Premises during the Term of this Lease. Lessor shall give Lessee a written estimate of the amount of Property Taxes for the current calendar year. Lessee shall pay the estimated amounts to Lessor in two (2) installments, in advance, on March I and August I of each calendar year. Within one hundred twenty (120) days after the end of each calendar year, Lessor shall furnish to Lessee a statement showing in reasonable detail the actual Real Property Taxes incurred by Lessor during that period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Lessee's estimated payments, if any, to Lessee's actual owed amounts as shown by the annual statement. Any delay or failure by Lessor in delivering any statement hereunder shall not constitute a waiver of Lessor's right to require Lessee to pay Real Property Taxes pursuant hereto. Any amount due Lessee shall be credited against installments next coming due under this Section 15.1, and any deficiency shall be paid by Lessee together with the next installment. Should Lessee fail to object in writing to Lessor's determination of actual Real Property Taxes within sixty (60) days following delivery of Lessor's expense statement, Lessor's determination of actual Real Property Taxes for the applicable period shall be conclusive and binding on the parties and any future


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     claims to the contrary shall be barred.

             (b) Even though the Lease has terminated and the Lessee has, vacated the Premises, when the final determination is made of Real Property Taxes for the year in which the Lease terminates, Lessee shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Lessor to Lessee."

IV.  GENERAL

     A. EFFECT OF AMENDMENTS - The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

     B. ENTIRE AGREEMENT - This Amendment embodies the entire understanding between Lessor and Lessee with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Lessor and Lessee.

     C. COUNTERPARTS - If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. DEFINED TERMS - All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     E. CORPORATE AND PARTNERSHIP AUTHORITY - If Lessee is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

     F. ATTORNEYS' FEES - The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.


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V.   EXECUTION

    Lessor and Lessee executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LESSOR:                                       LESSEE:

THE IRVINE COMPANY                            ELGAR ELECTRONICS CORPORATION,
                                                a California Corporation

By:/s/Clarence W. Barker                      By: /s/Christopher W. Kelford
   -------------------------------------          ------------------------------
   Clarence W. Barker, President,                 Christopher W. Kelford, Chief
   Irvine Industrial Company, a division            Financial Officer
   of The Irvine Company


By:/s/John C. Tsu                             By: /s/Kenneth R. Kilpatrick
   -------------------------------------          -----------------------------
   John C. Tsu, Assistant Secretary               Kenneth R. Kilpatrick,
                                                    President


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